UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 — Regulation FD
Item 2.02 Results of Operations and Financial Condition.
On August 5, 2009, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM’s financial results for the three and six months ended June 30, 2009. A copy of the press release is furnished as Exhibit 99.1.
Item 7.01 Regulation FD
AAM’s new business backlog:
•	AAM’s new and incremental new business backlog is approximately $1.1 billion and launches in the years 2009 — 2013.

•	AAM is currently bidding on approximately $900 million of new business, of which, approximately 90% is non-GM business related quotes.
AAM’s restructuring activities:
•	AAM’s primary objective is to complete its restructuring outside of a bankruptcy process. AAM is currently working with key stakeholders on various commercial agreements and financing arrangements (including amendments to existing credit agreements) that would result in a comprehensive, long-term solution outside of bankruptcy. However, there can be no assurance that we will be successful in reaching agreements with these parties and avoid filing for bankruptcy.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release are forward-looking statements related to the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially as a result of many factors, including but not limited to: when post-bankruptcy General Motors Corporation (New GM) and post-bankruptcy Chrysler (New Chrysler) resume production, production levels, production type of vehicles and whether we are a supplier for those vehicles; to what extent New GM assumes our contracts with “Old” GM and contract terms; our ability to maintain sufficient liquidity in light of the recent extended production shutdowns by GM and Chrysler; the terms of our contractual relationships with New GM and New Chrysler post-bankruptcy; the ability of GM to comply with the terms of the Secured Term Loan Facility provided by the U. S. Treasury and any other applicable requirements of the Troubled Asset Relief Program (TARP); the impact on our business of requirements imposed on, or actions taken by, any of our customers in response to TARP or similar programs; global economic conditions; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants and commercial agreements and/or negotiate waivers/amendments to such agreements; our customers’(other than GM and Chrysler) and suppliers’ availability of financing for working capital, capital expenditures, R&D and other general corporate purposes; reduced purchases of our products by New GM, New Chrysler or other customers; reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler); our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; continued or increased high prices for or reduced availability of fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in economic conditions or the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete.
It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing
99.1	Press release dated August 5, 2009	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: August 5, 2009	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated August 5, 2009	7

6